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                                                                    Exhibit 99.1

          SPHERION, FORMERLY INTERIM SERVICES INC., CHANGES NYSE SYMBOL

Ft. Lauderdale, Fla., July 7, 2000 - Spherion Corporation, the $3.8 billion recognized leader in human capital management, recently changed its name from Interim Services Inc. Today, in ceremonies on the floor of the New York Stock Exchange, the company trades in its old symbol, [NYSE:IS], for one more closely aligned to its new identity [NYSE: SFN]. Spherion made the name and symbol change to reflect its progression from a traditional temporary staffing company to one that is leading the human capital management arena. Today, a clear majority of Spherion's profits are generated from non-traditional temporary staffing sectors such as executive assessment, human capital and technology consulting, and professional recruiting.

"Announcing the new symbol is the culmination of the exciting process of entering new space - beyond the traditional temporary staffing industry," stated Spherion's Chairman, President and CEO Ray Marcy. The stock symbol and name change are supported by a broadcast and print advertising campaign (which begins today). The broadcast component of the campaign, to air on MSNBC, CNBC and CNN through the end of December, consists of three :30 spots. The tongue in cheek ad spots feature fictitious CEO's explaining the impact Spherion has had on their business, from reducing their employee turnover to single-handedly increasing their bottom line through the efficient deployment of human capital. The print campaign runs in THE WALL STREET JOURNAL.

Today at 4 p.m., Spherion's Chairman, President and CEO Ray Marcy will ring the closing bell at the New York Stock Exchange.

Spherion Corporation (NYSE:SFN) is a $3.8 billion human capital management company with 1,000 offices in 12 countries. As workforce architects, Spherion helps companies efficiently deploy human capital to improve their bottom line. Unlike any other company, Spherion provides a continuous partnership to clients through its unique three-tiered model of consulting, diagnosing and implementing solutions in the areas of recruiting, staffing, technology and outsourcing. Visit the company's web site at www.spherion.com.

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS REGARDING SPHERION'S MARKET SHARE, PROSPECTS AND FUTURE GROWTH IN REVENUES AND PROFITS, ALL OF WHICH INVOLVE RISKS AND UNCERTAINTIES. SPHERION'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE RESULTS ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THE COMPANY'S REGISTRATION STATEMENT ON FORM S-4 FILED ON MAY 24, 1999, SPHERION'S REGISTRATION STATEMENTS ON FORM S-3 FILED ON APRIL 23, 1998, AND AS DISCUSSED IN SPHERION'S REPORTS ON FORMS 10-K, 10-Q AND 8-K MADE UNDER THE SECURITIES AND EXCHANGE ACT OF 1934. IN ADDITION, CHANGES IN MARKET, BUSINESS OR ECONOMIC CONDITIONS, THE INTEGRATION OF SIGNIFICANT ACQUISITIONS OR OTHER TRANSACTIONS, COULD CREATE MATERIAL DIFFERENCES IN THE RESULTS ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS.